Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following subsidiaries are direct or indirect subsidiaries of the Company:

Affinity Brokerage, LLC, a Delaware corporation
Affinity Guest Services, LLC, a Delaware corporation
Affinity Road and Travel Club, LLC, a Texas corporation
AGI Productions, LLC, a Delaware corporation
Americas Road and Travel Club, Inc., a Texas corporation
Camp Coast to Coast, LLC, a Delaware corporation
Camping World Card Services, Inc., an Ohio corporation
Camping World, Inc., a Kentucky corporation
Camping World Insurance Services of Kentucky, Inc., a Delaware corporation
Camping World Insurance Services of Nevada, Inc., a Nevada corporation
Camping World Insurance Services of Texas, Inc., a Texas corporation
Coast Marketing Group, LLC, a Delaware corporation
CWI, Inc., a Kentucky corporation
CW Michigan, Inc., a Delaware corporation
Ehlert Publishing Group, LLC, a Delaware corporation
Golf Card International, LLC, a Delaware corporation
Golf Card Resort Services, LLC, a Delaware corporation
GSS Enterprises, LLC, a Delaware corporation
Outdoor Buys, Inc., a Kentucky corporation
Power Sports Media, LLC, a Delaware corporation
TL Enterprises, LLC, a Delaware corporation
VBI, LLC, a Delaware corporation